                                                                      Exhibit 11



                      DI INDUSTRIES, INC. AND SUBSIDIARIES

                   COMPUTATION OF LOSS PER COMMON STOCK SHARE
              (in thousands except per common stock share amounts)
                                  (Unaudited)


                                                          Three months ended                  Nine Months Ended
                                                             September 30,                      September 30,
                                                      ----------------------------         -----------------------
                                                        1995                1994              1995          1994
                                                      -------              ------          --------        -------
Weighted average shares of
  common stock outstanding................             38,669              38,584            38,669         38,585

Stock options (treasury
  stock method)...........................                 --(a)               --(a)             --(a)          --(a)
                                                       -------             -------           -------        -------
Weighted average shares of common
  stock outstanding for fully
  diluted earnings per share calculation..              38,669              38,584            38,669         38,585
                                                       =======             =======           =======        =======

Net loss..................................             $(1,350)            $  (823)          $(5,245)       $(3,037)
                                                       =======             =======           =======        =======
Loss per share of common stock
  from continuing operations..............               (.03)               (.02)              (.12)          (.08)

Loss per share of common stock
  from discontinued operation.............                 --                  --               (.02)            --
                                                      -------             -------            -------        -------

Loss per share of common stock............            $  (.03)            $  (.02)           $  (.14)       $  (.08)
                                                      =======             =======            =======        =======

Note: Reference is made to Note 2 to Consolidated Financial Statements regarding computation of per common stock share amounts.

     (a) Stock options are not included since inclusion would be antidilutive for the three and nine months ended September 30, 1995 and 1994, respectively.

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